                                                                    EXHIBIT 10.2


                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT, made effective as of the 1st day of November, 1997, between Maxxim Medical, Inc., a Texas corporation (the "Company"), and Kenneth W. Davidson (the "Executive").

                               W I T N E S S E T H

         The Executive is presently employed by the Company as Chairman of the Board, President and Chief Executive Officer of the Company.

         The Board of Directors of the Company (the "Board") recognizes that the Executive's contribution to the growth and success of the Company during the past years has been substantial. The Board desires to provide for the continued employment of the Executive and to make certain changes in the Executive's employment arrangements with the Company, which changes the Board has determined will reinforce and encourage the Executive's continued attention and dedication to the business of the Company as the leader of the Company's management team. The Board recognizes that the foregoing are in the best interests of the Company and its shareholders. The Executive is willing to commit himself to continue to serve the Company, on the terms and conditions herein provided.

         To effect the foregoing, the Company and the Executive desire to enter into an employment agreement on the terms and conditions set forth below. Accordingly, in consideration of the promises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1.       EMPLOYMENT

                  The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to continue to serve the Company, on the terms and conditions set forth therein.

         2.       TERM

                  The employment of the Executive by the Company as provided in
         Section 1 will commence on the effective date hereof and end on October 31, 2000, unless further extended or sooner terminated as hereinafter provided. On October 31, 2000 and on the last day of October of each year thereafter, the term of the Executive's employment shall be automatically extended one (1) additional year unless, at least six months' prior to such last day of October, the Company shall have delivered to the Executive or the Executive shall have delivered to the Company written notice that the term of the Executive's employment hereunder will not be extended.


                                  Page 1 of 12
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         3.       POSITION AND DUTIES

                  The Executive shall serve as Chairman of the Board of Directors, Chief Executive Officer and President of the Company and shall have such responsibilities and authority as may from time to time be assigned to the Executive by the Board provided that his duties at the date hereof shall not be subject to any significant diminution or change without the Executive's consent. The Executive shall devote substantially all his working time and efforts to the business and affairs of the Company.

         4.       PLACE OF PERFORMANCE

                  In connection with the Executive's employment by the Company, the Executive shall be based at such office or offices of the Company as the needs of the Company's business dictate.

         5.       COMPENSATION AND RELATED MATTERS

                  (a) Compensation Committee. The Compensation Committee of the Board of Directors shall be maintained and a majority of the members of such committee who are not officers or employees of the Company shall be empowered to take any action required to be taken by the Compensation Committee hereunder (or if there only be one such outside member of the Compensation Committee, such person shall be so empowered).

                  (b) Salary. During the period of the Executive's employment hereunder, the Company shall pay to the Executive a salary at a rate of $350,000 per annum, in accordance with the current payroll policies of the Company. This salary may be increased by the Board of Directors upon the recommendation of the Compensation Committee from time to time in accordance with normal business practices of the Company and, if so increased, shall not thereafter during the term of this Agreement be decreased. Compensation of the Executive by salary payments shall not be deemed exclusive and shall not prevent the Executive from participating in any other compensation or benefit plan of the Company. The salary payments (including any increased salary payments) hereunder shall not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Executive's salary hereunder.

                  (c) Bonus.The Board shall after the date hereof in consultation with the Executive formulate and adopt a bonus plan for the Executive which shall provide for the Board and the Executive to jointly develop annual performance goals for the Company for each fiscal year of the Company during the term of Executive's employment hereunder (commencing with the fiscal year ended in calendar 1998). If such performance goals are fully met, the Executive will be entitled to receive, within 90 days of the end of each such fiscal year, an annual bonus of not less than one-half of his annual salary provided for in Paragraph 5(b).

         If such performance goals are not fully met for any fiscal year, the Executive will be entitled to receive an annual bonus in an amount to be determined by the Board, in its discretion.

                  (d) Loans to Executive. At such time or times as the Executive shall request by letter to the Compensation Committee in the form of Exhibit A (with all blanks appropriately completed), the Company shall be obligated to make the Executive a loan or loans of up to an aggregate of $400,000 (such amount to include all amounts previously loaned under any prior employment agreement between the Company and the Executive and each such loan being individually referred to as a "Loan" and such loans being collectively referred to as the "Loans"), the principal purpose of which shall be to enable the Executive to pay federal income taxes associated with the exercise of stock options exercisable by him. Each Loan shall be evidenced by a promissory note executed by the Executive in the form of Exhibit B (with all blanks appropriately completed). Each Loan shall be non-interest bearing, unsecured and repayable in ten equal installments of principal, which installments shall be payable on the third through the twelfth anniversary of such Loan.

                  (e) Expenses. During the term of this Agreement, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses of travel and living expenses while away from home on business or at the request of or in the service of the Company, provided that such expenses are reasonable in amount and incurred and accounted for in accordance with the policies and procedures presently established by the Company and in accordance with applicable IRS regulations.

                  (f) Other Benefits. The Company shall maintain in full force and effect, and the Executive shall be entitled to continue to participate in, all of its employee benefit plans and arrangements in effect on the date hereof in which the Executive participates, or plans or arrangements providing the Executive with at least equivalent benefits thereunder, including, but not limited to, stock option plans and 401(k) plans. The Company shall not make any changes in such plans or arrangements which would adversely affect the Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all employees of the Company entitled to participate therein and does not result in a proportionately greater reduction in the rights of or benefits to the Executive as compared with any other executive of the Company, unless required by law. The Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement made available by the Company in the future to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangement presently in effect or made available in the future. Any payments or benefits payable to the Executive hereunder in respect of any calendar year during which the Executive is employed by the Company for less than the entire year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such calendar year during which he is so employed.


                                  Page 3 of 12
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                  (i) Vacations. The Executive shall be entitled to the number of vacation days in each calendar year, and to compensation in respect of earned but unused vacation days, determined in accordance with the Company's vacation plan. The Executive shall also be entitled to all paid holidays given by the Company to its executives.

                  (j) Services Furnished. The Company shall furnish the Executive with office space, stenographic assistance and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of his duties as set forth in
         Section 3 hereof.

         6.       OFFICES

                  The Executive agrees to serve without additional compensation, if elected or appointed thereto, as a director of the Company and any of its subsidiaries and in one or more executive offices of any of the Company's subsidiaries.

         7.       COMPETITION

                  The Employee agrees that during the term hereof he shall not, directly or indirectly, for his own account or for the account of others (i) engage, within any market area served by the Company, as principal, agent, trustee or through the agency of any corporation, partnership, association or agency, in any business which is a Competitor, as hereinafter defined, or (ii) own more than five percent (5%) of the outstanding capital stock, or be a partner or member of any partnership which is a Competitor, or otherwise a direct or indirect owner, or employee, of any Competitor. A business will be deemed to be a "Competitor" if its business involves the development, manufacture, distribution or marketing of any hospital or medical products of the type developed, manufactured, distributed or marketed by the Company at any time during the term of this Agreement. The Executive further agrees that during the term hereof, he will not, either directly or indirectly, through any person, firm, association or corporation with which he is now or may hereafter become associated, cause or induce any present or future employee of the Company to leave the employ of the Company to accept employment with the Executive or with any Competitor. The phrase "during the term hereof", as it is used in this Section shall mean the effective date hereof until the earlier of (i) October 31, 2000, or (ii) the expiration of two (2) years from the date on which this Agreement is terminated for any reason other than termination by the Executive for Good Reason (as describe in Section 8(d)). The parties understand and agree that if the restrictions placed upon the Executive relating to time, geographical area or scope of activity are deemed more extensive than is necessary to protect the good will or other business interest of the Company under the laws of the State of Florida, then the parties hereby agree to amend the terms hereof to such time, geographical areas and scope of activity and alter the degree and extent of such provision by the minimal amount of amendment or alteration necessary to bring such provisions within the ambit of enforceability of such provisions in accordance with the laws of the State of Florida.


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         8.       TERMINATION

                  The Executive's employment hereunder may be terminated without any breach of this Agreement only under the following circumstances:

                  (a) Death. The Executive's employment hereunder shall terminate upon his death.

                  (b) Disability. The Company may terminate the Executive's employment hereunder if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis for the entire period of four consecutive months, and shall not have returned to the performance of his duties hereunder within thirty (30) days after the Company gives the Executive written Notice of Termination (which may occur before or after the end of such four-month period).

                  (c) Cause. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (A) the willful and continued failure by the Executive to substantially perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) or regular failure to follow the specific directives of the Board, after demand for substantial performance that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties is delivered by the Company, or
         (B) the willful engaging by the Executive in misconduct which is materially injurious to the Company, monetarily or otherwise. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (i) reasonable notice to the Executive setting forth the reasons for the Company's intention to terminate for Cause, (ii) an opportunity for the Executive, together with his counsel, to be heard before the Board, and (iii) delivery to the Executive of a Notice of Termination as defined in subsection (e) hereof, from the Board finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth above in clause
         (A) or (B) of the preceding sentence and specifying the particulars thereof in detail.

                  (d) Terminating by the Executive. The Executive may terminate his employment hereunder (i) for Good Reason or (ii) if his health shall become impaired to an extent that makes his continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that the Executive shall have furnished the Company with a written statement from a qualified doctor to such effect and, provided further that, at the Company's request, the Executive shall submit to an examination by a doctor selected by the Company and such doctor shall have concurred in the conclusion contained in the written statement furnished by the Executive.


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                  For purposes of this Agreement, "Good Reason" shall mean (A) a
         Change in Control of the Company (as defined in the Termination Agreement between the Company and the Executive dated as of January 31, 1997, hereafter the "Termination Agreement"), (B) a failure by the Company to comply with any material provision of this Agreement which has not been cured within ten (10) days, or other reasonable time if it is not possible to cure the same in such ten days, after notice of such noncompliance has been given by the Executive to the Company, or (C) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (e) hereof (and for purposes of this Agreement, no such purported termination shall be effective).

                  (e) Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to subsection (a) above) shall be communicated by Written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                  (f) "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated pursuant to subsection (b) above, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), (iii) if the Executive's employment is terminated pursuant to subsection (c) above, the date specified in the Notice of Termination, and (iv) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided that if within thirty
         (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination and it is ultimately determined that the Executive has prevailed in such dispute, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

         9.       COMPENSATION UPON TERMINATION OR DURING DISABILITY

                  (a) During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("disability period"), the Executive shall continue to receive his full salary and bonus at the rate then in effect for such period until his employment is terminated pursuant to Section 8(b) hereof and for a period of twenty-four months thereafter, provided that payments so made to the Executive shall be reduced by the sum of the amounts of any payments by reason of disability insurance procured by the Company for the benefit of the Executive.

                  (b) If the Executive's employment is terminated by his death, the Company shall pay to the Executive's spouse, or if he leaves no spouse, to his estate, commencing on the next succeeding day which is the fifteenth day or last day of the month, as the case may be, and semimonthly thereafter on the fifteenth and last days of each month, the Executives full salary and bonus at the rate in effect at the time of his death until a total of twenty-four months' salary and Minimum Bonus have been paid.

                  (c) If the Executive's employment shall be terminated for Cause, the Company shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to the Executive under this Agreement.

                  (d) If (A) in breach of this Agreement, the Company shall terminate the Executive's employment other than pursuant to Section 8(b) or 8(c) hereof (it being understood that a purported termination pursuant to Section 8(b) or 8(c) hereof which is disputed and finally determined not to have been proper shall be a termination by the Company in breach of this Agreement) or (B) the Executive shall terminate his employment for Good Reason, then

                           (i) the Company shall pay the Executive his full salary and bonus through the Date of Termination at the rate in effect at the time Notice of Termination is given;

                           (ii) in lieu of any further salary and bonus payments to the Executive for periods subsequent to the Date of Termination and, in addition to any amounts set forth in
                  (i), the Company shall pay as severance pay to the Executive the Executive's annual salary and Minimum Bonus for such subsequent periods, such payment to be made in lump sum on or before the fifth day following the Date of Termination; provided, however, that in the event that upon or by reason of such termination for Good Cause the Executive is entitled to the payments set forth in Section 6(a) of the Termination Agreement, the Executive shall be paid such amounts under
                  Section 6(a) of the Termination Agreement and shall not be entitled to any severance pay under this Subsection 9(f)(ii)(the intention of the parties being that under no circumstances shall the Executive be entitled to payments under both Section 6(a) of the Termination Agreement and this Subsection 9(f)(ii)); and

                           (iii) if termination of the Executive's employment
                  arises out of a breach by the Company of this Agreement, the Company shall pay all other damages to which the Executive may be entitled as a result of such breach, including damages for any and all loss of benefits to the Executive under the Company's benefit plans which the Executive would have received if the Company had not breached this Agreement and had the Executive's employment continued for the full term provided in Section 2


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
                  hereof and including all reasonable legal fees and expenses incurred by him as a result of such termination.

                  (e) If the Executive shall terminate his employment under clause (ii) of Section 8(d) hereof, the Company shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time of Notice of Termination is given.

                  (f) If the Executive's employment is terminated by the Company without Cause and under circumstances not otherwise specifically provided for under any of the other provisions of this Section 9(a)-(e), then the Company shall continue to pay to the Executive for a period through the then scheduled termination of this Agreement and shall pay the Executive an additional amount of twenty four months' salary and Minimum Bonus.

                  (g) Unless the Executive is terminated under the provisions of Subsections 8(a), (b) or (c) or the Executive terminates his employment otherwise than under Subsection 8(d)(i) hereof, the Company shall maintain in full force and effect, for the continued benefit of the Executive for the greater of the number of years (including partial years) remaining in the term of employment hereunder or two (2) years, all employee benefit plans and programs in which the Executive was entitled to participate immediately prior to the Date of Termination provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs and is in accordance with law. In the event that the Executive's participation in any such plan or program is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under such plans and programs for which his continued participation is barred if the provision of such benefits are in accordance with applicable law.

         11.      SUCCESSORS; BINDING AGREEMENT

                  This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

         12.      NOTICE

                  For the purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:


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
         If to the Executive:                Kenneth W. Davidson
                                             10300 49th Street North
                                             Clearwater, Florida 33762

         If to the Company:                  Maxxim Medical, Inc.
                                             10300 49th Street North
                                             Clearwater, Florida 33762

                                             Attn: Chairman of Compensation
                                                   Committee of the Board of
                                                   Directors

         or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         13.      MISCELLANEOUS

                  Effective November 1, 1997, this Agreement revokes and rescinds all prior employment agreements with the Executive, including the employment agreement dated effective as of November 1, 1994, as amended. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such other officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida.

         14.      VALIDITY

                  The validity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         15.      COUNTERPARTS

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


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
         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                                        COMPANY:

                                        Maxxim Medical, Inc.



Attest:                             By: /s/ Richard O. Martin
                                       --------------------------------
                                         Name: Richard O. Martin, PhD.
By: /s/ Alan S. Blazei              Title: Member of Compensation
   -----------------------------             Committee of Board



                                         EXECUTIVE:

                                          /s/ Kenneth W. Davidson
                                         ----------------------------------
                                         KENNETH W. DAVIDSON








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
                                    EXHIBIT A


                       [Letterhead of Kenneth W. Davidson]

                                     [date]

Maxxim Medical, Inc.
10300 49th Street North
Clearwater, Florida 33762



Attn.  Compensation Committee of
         The Board of Directors

         Re: Request for Loan

Dear Sirs:

         The undersigned hereby requests pursuant to Section 5(c) of the Employment Agreement dated effective as of November 1, 1997 by and between the Company and the undersigned an immediate Loan (as defined therein) in the aggregate amount of $400,000. The undersigned hereby certifies that at least two thirds of the proceeds thereof are to be utilized to pay federal income taxes associated with the exercise of Company stock options held by the undersigned which the undersigned has exercised or intents to exercise, and that upon the funding of such Loan, the aggregate Loans (as defined) granted by the Company to the undersigned will not exceed $400,000.


                                    VERY TRULY YOURS,



                                    -------------------
                                    KENNETH W. DAVIDSON










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
                                    EXHIBIT B


                                 PROMISSORY NOTE

$____________                   __________,Florida                        [Date]

         FOR VALUE RECEIVED, after date, without grace, in the manner, on the dates, and in the amounts so herein stipulated, the undersigned, promises to pay to the order of MAXXIM MEDICAL, INC. at Clearwater, Florida________________ DOLLARS ($_________) in lawful money of the United States of America, which shall be legal tender, in payment of all debts and dues, public and private, at the time of payment.

         The note is payable in ten equal annual installments of principal, the first of which shall be payable commencing on the third anniversary of this note, and the remainder of which shall be payable on each successive anniversary thereafter. No interest shall accrue or be payable on the unpaid principal amount of the note, except as specifically set forth below in the event of default hereon.



                                    -------------------------
                                    KENNETH W. DAVIDSON








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